Exhibit 99.3

                     Shanghai Best Animal Husbandry Co., Ltd
                              Financial Statements
                     Years Ended December 31, 2005 and 2004
            And Six Months Ended June 30, 2006 and 2005 (Unaudited)




                                    Contents

                                                                                  Page
                                                                                  ----

Report of Independent Registered Public Accounting Firm                              1

Financial Statements:
     Balance Sheets as of December 31, 2005 and June 30, 2006                        2

     Statements of income and comprehensive income for the years ended

        December 31, 2005 and 2004 and Six Months Ended June 30, 2006 and 2005       3

     Statements of Cash Flows for the years ended

        December 31, 2005 and 2004 and Six Months Ended June 30, 2006 and 2005       4

     Statement of Stockholders' Equity for the years ended

        December 31, 2005 and 2004                                                   5

     Notes to Financial Statements                                                  6-12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Shanghai Best Animal Husbandry Co., Ltd.

We have audited the accompanying balance sheet of Shanghai Best Animal Husbandry Co., Ltd. as of December 31, 2005 and the related statements of income and comprehensive income, retained earnings, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanghai Best Animal Husbandry Co., Ltd. as of December 31, 2005, and the results of its operations and cash flows for the years ended December 31, 2004 and 2005 in conformity with US generally accepted accounting principles.




Goldman & Parks LLP

Tarzana, California
August 30, 2006

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
                                 BALANCE SHEETS
                    AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

                                     ASSETS
                                                                                June 30,        December 31,
                                                                                  2006              2005
                                                                               (Unaudited)
                                                                               -----------------------------
CURRENT ASSETS:
  Cash & cash equivalents                                                       $ 52,417         $ 128,085
  Accounts receivable, net of allowance for doubtful accounts
       of $7,197 and $6,626, respectively.                                        628,113           317,563
  Advance to supplier                                                              41,174            18,031
  Other receivables                                                                50,000            68,989
  Inventory                                                                       142,971           159,370
  Prepaid expense                                                                   8,743             8,962
                                                                               -----------------------------
              Total current assets                                                923,418           701,000

PROPERTY AND EQUIPMENT, net                                                        86,894            63,280

INTANGIBLE ASSETS                                                                   1,786                 -
                                                                               -----------------------------
   TOTAL ASSETS                                                                $1,012,098         $ 764,280
                                                                               =============================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                             $  293,083         $ 256,748
  Other payables                                                                      682                 -
  Unearned revenue                                                                      -            32,142
  Due to related party                                                             25,849            31,662
  Advances from related parties                                                    78,644            99,130
  Accrued expenses                                                                      -             2,158
  Income tax payable                                                               93,658            35,095
                                                                               -----------------------------
              Total current liabilities                                           491,916           456,935

STOCKHOLDERS' EQUITY

  Common stock, Authorized, Issues and Outstanding
  1,104,200 shares, no par value                                                  133,414           133,414
  Other comprehensive income                                                       10,673             6,761
  Statutory reserve                                                                52,019            28,456
  Retained earnings                                                               324,076           138,714
                                                                               -----------------------------
              Total stockholders' equity                                          520,182           307,345
                                                                               -----------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                     $1,012,098         $ 764,280
                                                                               =============================

   The accompanying notes are integral part of these financial statements

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
               STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
                FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                AND THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                             Years Ended December 31,             Six Months Ended June 30,
                                                              2005              2004               2006               2005
                                                                                               (Unaudited)        (Unaudited)
                                                           -------------------------------------------------------------------
Net Revenue                                                $ 2,770,107       $ 1,886,835        $ 1,634,048        $ 1,182,719

Cost of Revenue                                              2,023,634         1,357,904            979,363            835,429
                                                           -------------------------------------------------------------------
Gross Profit                                                   746,473           528,931            654,685            347,290

Operating expenses
  Selliling expenses                                           491,276           277,841            274,276            214,762
  General and administrative expenses                          131,432           125,716             85,976             58,462
                                                           -------------------------------------------------------------------
                 Total operating expenses                      622,708           403,557            360,252            273,224
                                                           -------------------------------------------------------------------
Income from operations                                         123,765           125,374            294,433             74,066

Non-operating income (expense):
  Interest expense                                              (2,142)           (5,588)               139             (1,333)
  Other income (expense)                                         9,106            11,505             12,008              7,702
                                                           -------------------------------------------------------------------
                 Total non-operating income (expense)            6,964             5,917             12,147              6,369

Income before income tax                                       130,729           131,291            306,580             80,435

Income tax                                                      40,622            42,778             97,655             24,051
                                                           -------------------------------------------------------------------
Net income                                                      90,107            88,513            208,925             56,384

Other comprehensive income

  Foreign currency translation gain                              6,758                 3              3,912                  -
                                                           -------------------------------------------------------------------
Comprehensive Income                                            $96,865           $88,516           $212,837           $56,384
                                                           ===================================================================
Weighted average shares outstanding:
                 Basic and diluted                            1,104,200         1,104,200          1,104,200          1,104,200
                                                           ===================================================================
Earnings per share:
                 Basic and diluted                                $0.08             $0.08              $0.19              $0.05
                                                           ===================================================================

    The accompanying notes are an integral part of these financial statements

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                AND THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

                                                                              For The Years          For The Six Months
                                                                             Ended December 31,         ENDED JUNE 30,
                                                                             2005        2004         2006        2005
                                                                                                  (Unaudited)  (Unaudited)
                                                                            -----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                 $ 90,106    $ 88,513    $ 208,925    $ 56,384
Adjustments to reconcile net income to net cash provided by
 operating activities:
    Depreciation                                                               11,322       9,981        9,269       5,169
    Loss on disposal of property and equipment                                  1,952           -          453           -
    Amortization                                                                  305       1,812            -         302
    (Increase)/ decrease in assets:
          Accounts receivable                                                (182,635)     33,091     (306,080)    (88,944)
          Other receivable                                                    (51,947)     12,648       19,550     (25,966)
          Inventory                                                            24,989     (38,460)      17,828       2,564
          Due from related party                                               18,320     (18,136)           -      18,136
          Prepaid expense                                                         741       6,742          303        (518)
          Advance to supplier                                                 (17,760)          -      (22,863)     (2,175)
    Increase/( decrease) in liabilities:
          Accounts payable                                                     41,941     (89,750)      33,737      43,985
          Unearned revenue                                                     31,658           -      (32,294)     33,248
          Other payable                                                       (66,313)     50,734          679       5,185
          Due to related party                                                 28,208       2,947       (6,084)     (2,947)
          Accrued expenses                                                      2,126           -       (2,168)        631
          Income tax payable                                                   15,608      17,429       57,956      13,547
                                                                            -----------------------------------------------
  Net cash provided by (used in) operating activities                         (51,379)     77,551      (20,789)     58,601
                                                                            -----------------------------------------------
CASH FLOWS FROM IINVESTING ACTIVITIES:
    Acquisition of property and equipment                                     (32,383)     (5,282)     (32,626)     (3,882)
    Acquisition intangible assets                                                   -           -       (1,778)          -
    Proceeds  from sale of property and equipment                               4,272           -            -           -
                                                                            -----------------------------------------------
  Net cash used in investing activities                                       (28,111)     (5,282)     (34,404)     (3,882)
                                                                            -----------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payment of note payable                                                    (5,902)    (64,286)           -      (1,798)
    Advance from related parties                                               39,055      57,993                   14,321
    Repayment to related parties                                                                       (21,326)
    Advance to related parties                                                                                      (8,984)

  Net cash used in financing activities                                        33,153      (6,293)     (21,326)      3,539
                                                                            -----------------------------------------------
Effect of exchange rate changes on cash and cash equivalents                    3,657           6          852           -

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                            (42,680)     65,983      (75,668)     58,258

CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD                                170,765     104,782      128,085     170,765
                                                                            -----------------------------------------------
CASH & CASH EQUIVALENTS AT END OF PERIOD                                    $ 128,085   $ 170,765     $ 52,417   $ 229,023
                                                                            ===============================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                                 2,661       5,875            -       1,606
                                                                            ===============================================
  Income taxes paid                                                            25,014      34,239       39,700      10,504
                                                                            ===============================================

     The accompanying notes are integral part of these financial statements

                    SHANGHAI BEST ANIMAL HUSBANDRY CO., LTD.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                           Common Stock
                                           ------------
                                                                        Other                                          Total
                                                                    Comprehensive     Statutory       Retained     Stockholders'
                                         Shares         Amount          Income         Reserve        Earnings        Equity
                                         ------         ------          ------         -------        --------        ------
Balance January 1, 2004                  1,104,200      $ 133,414      $       -        $ 1,662      $ (13,112)      $ 121,964

Cumulative translation adjustment                                              3                                             3

Net income for the year ended
 December 31, 2004                                                                                     $88,513          88,513

Transfer to statutory reserve                                                            13,277        (13,277)              -
                                         -------------------------------------------------------------------------------------

Balance December 31, 2004                1,104,200        133,414              3         14,940         62,123         210,480

Change in foreign currency translation
 gain                                                                      6,758                                         6,758

Net income for the year ended
 December 31, 2005                                                                                      90,107          90,107

Transfer to statutory reserve                                                            13,516        (13,516)              -
                                         -------------------------------------------------------------------------------------
Balance December 31, 2005               $1,104,200      $ 133,414        $ 6,761       $ 28,456      $ 138,714       $ 307,345
                                         =====================================================================================

     The accompanying notes are integral part of these financial statements

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)


Note 1 - Organization and Basis of Presentation

Organization and Line of Business
---------------------------------

Shanghai Best Animal Husbandry Co, Ltd. ("Best" or the "Company") was incorporated on July 23, 1999. Best is engaged in the research & development, manufacture, marketing, distribution and sale of pre-mix fodder blended feed and feed additives primarily for use in China's domestic pork husbandry market. Best operates a production plants in Shanghai City and sells to distributors and large-scale swine farms

Basis of Presentation
---------------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi; however the accompanying financial statements have been translated and presented in United States Dollars.

Foreign Currency Translation

The accounts of the Company are maintained, in the Chinese Yuan Renminbi (CNY). The financial statements have been translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standard ("SFAS") No. 52, "Foreign Currency Translation," with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date; stockholder's equity is translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." Gains and losses from foreign currency transactions are reflected in the income statement.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)


Accounts and Other Receivable
-----------------------------

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Advances to Suppliers
---------------------

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. At June 30, 2006 and December 31, 2005 the Company had advances to suppliers in the amount of $41,174 and $18,031, respectively.

Inventory
---------

Inventory is stated at the lower of cost, as determined on weighted average method, or market. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Property and Equipment
----------------------

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Office equipment                      5 years
Operating equipment                  10 years
Vehicles                              5 years
Buildings                            20 years

The following are the details of the property and equipment at:

                                        June 30, 2006       December 31, 2005
                                        -------------       -----------------
Office equipment                          $ 22,667            $  7,868
Operating equipment                         31,538              31,241
Vehicles                                    72,396              50,834
                                          --------             -------
                                           126,601              81,943
Less accumulated depreciation              (39,707)            (26,663)
                                          --------             -------
                                          $ 86,894             $63,280
                                          ========             =======

Depreciation expense for the years ended December 31, 2005 and 2004 was $11,322 and $9,981, respectively. Depreciation expense for the six months ended June 30, 2006 and 2005 was $9,269 and $5,169, respectively.

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)


Intangible Assets
-----------------

Intangible assets consist of technology know how and computer software. Intangible assets are amortized over a period of 5 years.

Net intangible assets at June 30, 2006 and December 31, 2005 are as follows:

   ------------------------------------------ ------------- ----------------
                                                June 30,      December 31,
                                                  2006          2005
   ------------------------------------------ ------------- ----------------
   Technical know how                         $   9,062      $   9,062
   ------------------------------------------ ------------- ----------------
   Computer software                              1,725              -
                                                 -------        -------
   ------------------------------------------ ------------- ---------------
                                                 10,787          9,062
   ------------------------------------------ ------------- ----------------
   Less: accumulated amortization                (9,001)        (9,062)
                                                 -------        -------
   ------------------------------------------ ------------- ----------------
                                              $   1,786      $       -
   ------------------------------------------ ============= ================

Amortization expense for the years ended December 31, 2005 and 2004 was $305 and $1,812, respectively. Amortization expense for the six months ended June 30, 2006 and 2005 was $0 and $302, respectively.

Amortization expenses for the Company's intangible assets over the next five fiscal years are estimated to be: 2006-$178, 2007-$356, 2008-$356, 2009-$356 and
2010-$356.


Revenue Recognition
-------------------

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company is not subject to VAT withholdings.

The Company gives volume rebates to certain customers based on volume achieved.

Sales returns and rebates included in the Company's revenues were $96,390 and $69,979 for the years ended December 31, 2005 and 2004, respectively, and $19,157 and $16,070 for the six months ended June 30, 2006 and 2005, respectively.

Advertising Costs
-----------------

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2005 and 2004 were $0 and $3,855, respectively, and $2,091 and $0 for the six months ended June 30, 2006 and 2005, respectively.

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)



Stock-Based Compensation
------------------------

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options have been granted for any of the periods presented in these financials statements..

Income Taxes
------------

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2005 and June 30, 2006, there were no significant book to tax differences.

Basic and Diluted Earning Per Share
-----------------------------------

Earning per share is calculated in accordance with the Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net earning per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net earning per share is based upon the weighted average number of common shares outstanding. Diluted net earning per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows
-----------------------

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting
-----------------

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)


are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's financial statements as the Company consists of one reportable business segment. All revenue is from customers in The
People's Republic of China. All of the Company's assets are located in The People's Republic of China.

Recent Pronouncements
---------------------

In December 2004, the FASB issued  Statement of Financial  Accounting  Standards
(SFAS) Statement No. 123R, "Share-Based Payment, an Amendment of SFAS Statement No. 123" ("SFAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets," an amendment of FASB Statement No. 140. SFAS No. 156 permits entities to choose to either subsequently measure servicing rights at fair value and report changes in fair value in earnings or amortize servicing rights in proportion to and over the estimated net servicing income or loss and assess to rights for impairment or the need for an increased obligation. SFAS No. 156 also clarifies when a servicer should separately recognize servicing assets and liabilities, requires all separately recognized assets and liabilities to be initially measured at fair value, if practicable, permits a one-time reclassification of available-for-sales securities to trading securities by an entity with recognized servicing rights and requires additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective as of the beginning of an entity's fiscal year that begins after September 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company's results of operations, financial position or cash flows.

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)


In July 2006, the FASB issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes," which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes." FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of this statement to have a material impact on the Company's results of operations, financial position or cash flows.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

Note 3 - Employee Welfare Plan

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $4,719 and $4,941 for the years ended December 31, 2005 and 2004, and $10,760and $ 2,392 for the six months ended June 30, 2006 and 2005, respectively..

Note 4 - Statutory Common Welfare Fund

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to all Chinese companies, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i. Making up cumulative prior years' losses, if any;

ii. Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii. Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

iv. Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The company has appropriated $13,516 and $13,277 as reserve for the statutory surplus reserve and welfare fund for the years ended December 31, 2005 and 2004, respectively, and $23,563 and $8,458 for the six months ended June 30, 2006 and 2005, respectively.

Note 5 - Earnings Per Share

Earnings (loss) per share for the years ended December 31, 2005 and 2004 and the six months ended June 30, 2006 and 2005 is determined by dividing net income

                    Shanghai Best Animal Husbandry Co., Ltd.
                          Notes to Financial Statements
        December 31, 2005 and 2004 And June 30, 2005 and 2004 (Unaudited)

(loss) for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At December 31, 2005 and 2004 and June 30, 2006 and 2005, there were no dilutive securities.

Note 6 - Related Party Transactions

Due to related parties and due from related parties represent amounts payable and receivable from related arising from purchases and sales transactions.

Advances to and from related parties and shareholders are non interest bearing and are payable or receivable on demand.

Sales to related parties amounted to $18,136 and 0 for the years ended December 31, 2004 and 2005 and $0 and $0 for the six months ended June 30, 2005 and 2006, respectively.

Purchases from related parties amounted to $ 140,194, $155,653 and $58,311and $55,192 for the years ended December 31, 2004 and 2005 and the six months ended June 30, 2005 and 2006, respectively.

Due to related parties amounted to $25,849 and $31,662 as of June 30, 2006 and December 31, 2005.

Advance from related parties amounted to $78,644 and $99,130 as of June 30, 2006 and December 31, 2005.

The parties are related through one common shareholder who is a majority shareholder in all the related entities.

Note 7 - Income taxes

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33%.

A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows:

                                                           For the Years            For the Six Months
                                                          Ended December 31,           Ended June 30,
                                                          2005          2004         2006          2005
                                                        ----------------------    -----------------------
            Tax provision (credit) at statutory rate       34%           34%          34%           34%

            Foreign tax rate difference                    (1%)          (1%)         (1%)          (1%)


             Exempt income                                 (2%)           -           (1%)          (3%)
                                                        ----------------------    -----------------------

                                                           31%           33%           32%          30%
                                                        ======================    =======================

                                       12